Exhibit 10.2
AMENDMENT NO.1 TO SECURITIES PURCHASE OPTION AGREEMENT
This Amendment No. 1 to Securities Purchase Option Agreement (this “Amendment”), is made and executed on this the 1st day of July, 2024 (the “Effective Date”), by and among Artivion, Inc., a Delaware corporation formerly known as CryoLife, Inc. (“Buyer”), Endospan Ltd., an Israeli private limited liability company (the “Company”), and Shareholder Representative Services LLC, solely in its capacity as the representative, agent and attorney-in-fact of the Securityholders (the “Securityholder Representative”) pursuant to Section 11.5 of that certain Securities Purchase Option Agreement entered into by and among Buyer, the Company, the Securityholders (as defined therein), and the Securityholder Representative dated September 11, 2019 (as amended from time to time, the “Original Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to each such term in the Original Purchase Agreement.
RECITALS
WHEREAS, Buyer, the Company, and the Securityholders entered into the Original Purchase Agreement to, among other things, provide Buyer an option (but not the obligation) to purchase (directly or indirectly through an Affiliate) 100%, but not less than 100%, of the Company Securities held by the Securityholders;
WHEREAS, concurrently with the execution and delivery of the Original Purchase Agreement, the Buyer and the Company entered into a Loan Agreement dated September 11, 2019, pursuant to which the Buyer extended a loan to the Company of up to $15 million to be funded in tranches, of which the principal amount of $15 million was fully funded prior to the date of this Agreement;
WHEREAS, the Buyer has agreed to provide additional committed financing to be funded in tranches under the Buyer Loan and, as an inducement to such additional financing, the Company and the Buyer have agreed to amend the terms of the Buyer Option under the Original Purchase Agreement as amended pursuant to this Amendment (the Original Purchase Agreement as so amended, the “Agreement”);
WHEREAS, pursuant to Section 12.1 of the Original Purchase Agreement, the Original Purchase Agreement may be amended by the Parties thereto at any time by execution of an instrument in writing signed on behalf of the Parties; provided that any amendment of the Original Purchase Agreement signed by the Securityholder Representative shall be binding upon and effective against each of the Securityholders whether or not they have signed such amendment, subject to certain limitations set forth in the Agreement; and
WHEREAS, the Company, the Buyer and the Securityholder Representative desire to amend the Original Purchase Agreement as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Amendment, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.    Amendment to Parties. All references in the Agreement to “CryoLife, Inc.” shall be deleted and replaced with “Artivion, Inc.”
2.    Amendments to Definitions. The following definitions set forth in Schedule 4 to the Original Purchase Agreement are hereby amended in their entirety to read as follows:
“Additional Consideration Amount” shall mean an amount of cash in U.S. Dollars equal to two and one-half (2.5) times the amount by which (A) the worldwide revenue recognized by the Company, Buyer or any of their respective Affiliates, without duplication, pursuant to U.S. GAAP (consistently applied) in U.S. Dollars from the sale of NEXUS Products or any improvement thereof during the twelve (12) months ending on the second anniversary of the date of the Exercise Notice (excluding amounts paid as Acquisition Consideration (whether for the Acquisition as contemplated in this Agreement or an alternative structure as contemplated in Section 9.13(b)), and other amounts paid by Buyer or an Affiliate of Buyer to the Company or an Affiliate of the Company), exceeds (B) the worldwide revenue generated by the Company, Buyer or any of their respective Affiliates, without duplication, pursuant to U.S. GAAP (consistently applied) in U.S. Dollars from the sale of NEXUS Products or any improvement thereof during the twelve (12) months prior to the date of the Exercise Notice (excluding amounts paid by Buyer or an Affiliate of Buyer to the Company or an Affiliate of the Company); provided, however, that the Additional Consideration Amount shall not be greater than $200,000,000.
“Base Amount” shall mean an amount equal to $175,000,000 in cash.
“Closing Cash Consideration” shall mean, subject to adjustment pursuant to Section 4.1:
(a)    the sum of: (i) the Base Amount, (ii) the Excess Working Capital, and (iii) the Company Cash, minus
(b)    the sum of: (i) any Working Capital Shortfall, (ii) the Company Debt as of the Closing, (iii) the Adjustment Items as of the Closing, (iv) the unpaid amount of Third Party Transaction Expenses as of the Closing, minus
(c)    the sum of: (i) the Indemnity Escrow Amount, (ii) the Adjustment Escrow Amount and (iii) the Securityholder Representative’s Reserve Fund, minus
(d)    an amount equal to the Buyer’s Portion; provided, for the avoidance of doubt, that such adjustments from the Base Amount used in calculating the Closing Cash Consideration and each of the components of the Closing Cash Consideration shall be applied without duplication.
“Closing Consideration” shall mean an amount equal to either (i) an amount in cash equal to the Closing Cash Consideration, or (ii) if the Buyer elects the Alternate Buyer Option, (A) an amount in cash equal to the Alternate Closing Cash Consideration plus (B) the Buyer Share Consideration.
“Indemnity Escrow Amount” shall mean an amount in cash equal to $16,500,000.
“Tier III Fundamental Representations Liability Cap” shall mean an amount in cash equal to $42,000,000.

3.    Additional Defined Terms. The following defined terms are hereby added to Schedule 4 to the Agreement:
“Alternate Base Amount” shall mean an amount equal to $162,500,000 in cash.
“Alternate Buyer Option” shall have the meaning set forth in Section 3.5(f).
“Alternate Closing Cash Consideration” shall mean, subject to adjustment pursuant to Section 4.1:
(a)    the sum of: (i) the Alternate Base Amount, (ii) the Excess Working Capital, and (iii) the Company Cash, minus
(b)    the sum of: (i) any Working Capital Shortfall, (ii) the Company Debt as of the Closing, (iii) the Adjustment Items as of the Closing, (iv) the unpaid amount of Third Party Transaction Expenses as of the Closing, minus
(c)    the sum of: (i) the Indemnity Escrow Amount, (ii) the Adjustment Escrow Amount and (iii) the Securityholder Representative’s Reserve Fund, minus
(d)    an amount equal to the Buyer’s Portion; provided, for the avoidance of doubt, that such adjustments from the Alternate Base Amount used in calculating the Alternate Closing Cash Consideration and each of the components of the Alternate Closing Cash Consideration shall be applied without duplication.
“Buyer Loan” means (i) the initial loan of $15,000,000, provided to the Company in tranches by Buyer pursuant to the Loan Agreement, and (ii) the additional loans of up to $25,000,000 to be provided to the Company in tranches by Buyer pursuant to the Loan Agreement as amended and restated as of July 1, 2024 (the “Additional Loans”).
“Buyer Share Consideration” shall mean a number of shares of Buyer Shares equal to (a) $12,500,000, divided by (b) the Buyer Share Price, rounded down to the nearest whole number of shares of Buyer Shares.
“Buyer Share Price” shall mean, with respect to the Buyer Share Consideration, the volume weighted average price, or VWAP, per share, rounded to four decimal points, of Buyer Shares on the New York Stock Exchange calculated from the closing price and daily trading volumes reported by The Wall Street Journal for the period of ten (10) full trading days ending on the trading day immediately prior to the Closing Date.
“Buyer Shares” “shall mean shares of Buyer’s common stock.
“Debenture” means that certain Debenture entered into between Buyer and the Company dated September 11, 2019, as amended and restated by the Amended and Restated Debenture entered into between Buyer and the Company dated July 1, 2024, as may be amended from time to time.
“Eligible Securityholders” means Securityholders or holders of Company Options, in each case, who are either (i) “accredited investors” as such term is defined in Rule 501 of Regulation D of the Securities Act, or (ii) otherwise eligible to receive Buyer Shares subject to an exception from or a transaction not subject to registration and qualification requirements under applicable state or federal securities laws (which may include Regulation S of the Securities Act), as determined by Buyer or pursuant to a legal opinion addressed to Buyer in form and substance acceptable to Buyer.
“Loan Agreement” means that certain Loan Agreement between Buyer and the Company dated September 11, 2019, as amended and restated by the Amended and Restated Loan Agreement entered into between Buyer and the Company dated July 1, 2024, as may be amended from time to time.
4.    Deletion of Defined Terms. The following defined terms are hereby deleted from Schedule 4 to the Original Purchase Agreement and are no longer used in the Agreement:
“Additional Consideration Base Amount”
“Additional Consideration Minimum Amount”
5.    Amendments to Recitals.
5.1    Recital C of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“C. Also concurrently with the execution and delivery of this Agreement, Buyer and the Company are entering into the Loan Agreement, pursuant to which Buyer undertakes to extend the Buyer Loan to the Company, which is to be funded in tranches, the proceeds of which are to be used primarily for the Company obtaining U.S. Food and Drug Administration (“FDA”) approval of the NEXUS® Aortic Arch Stent Graft System indicated for the endovascular treatment of thoracic aortic diseases involving the aortic arch with proximal landing zone in the ascending aorta and the Brachiocephalic artery for other indications (“FDA Approval”) and for working capital needs for purposes of commercializing the NEXUS Product within the territory described in Exhibit B to the Distribution Agreement.”
5.2    Recital D of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“D. In connection with the Buyer Loan and the Company’s other obligations pursuant to this Agreement, the Company is entering into the Debenture, pursuant to which the Company grants Buyer a perfected security interest in all of the Company’s assets.”
6.    Amendments to Section 3.2. Section 3.2 of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“3.2 Cancellation of Company Options. Subject to the terms and conditions of this Agreement, including Section 3.9, and without duplication of payment obligations with respect to Company Securities set forth elsewhere in this Agreement, immediately prior to the Closing, all the outstanding options, warrants or rights (whether or not exercisable as of the Effective Time), to acquire any Company Securities, including options to purchase shares of the share capital of the Company pursuant to the Option Plan (defined below), any other plan, or otherwise (the “Company Options”), shall be, without any further action on the part of any holder thereof, automatically cancelled and each holder of a cancelled Company Option shall be entitled to receive, with respect to the applicable Company Option, an amount in cash (or, if the Buyer elects the Alternate Buyer Option, an amount in cash plus Buyer Shares, if such holder of Company Options is an Eligible Securityholder, with the Buyer Share Consideration to be allocated to the Securityholders and holders of Company Options who are Eligible Securityholders) pursuant to the Consideration Schedule, which shall be calculated as follows: (a) the total number of ordinary shares of the Company into which the Company Option is vested and exercisable as of the Closing, multiplied by (b) an amount from the Closing Consideration equal to the per share amount payable pursuant to this Agreement in consideration for each ordinary share of the Company (as determined pursuant to the Company’s Articles of Association or the Restated Articles, as shall be set forth in the Consideration Schedule or, if delivered pursuant to Section 4.2(c), the Updated Consideration Schedule), minus the exercise price per ordinary share of the Company subject to such Company Option payable upon exercise thereof, pursuant to the respective Contract governing the Company Option; all as shall be set forth in the Consideration Schedule or, if delivered pursuant to Section 4.2(c), the Updated Consideration Schedule. In addition, upon payment of the Adjusted Additional Consideration Amount (defined below) pursuant to Section 4.2(c) below, each holder of Company Options shall be entitled to receive, with respect to the applicable Company Option, an amount calculated as follows: (i) the total number of ordinary shares of the Company into which the Company Option was vested and exercisable as of the Closing, multiplied by (ii) an amount from the Adjusted Additional Consideration Amount equal to the per share amount payable pursuant to this Agreement in consideration for each ordinary share of the Company (as determined pursuant to the Company’s Articles of Association or the Restated Articles, as shall be set forth in the Consideration Schedule or, if delivered pursuant to Section 4.2(c), the Updated Consideration Schedule). As of the Closing, any and all unvested Company Options shall be, without any further action on the part of any holder thereof, automatically terminated, cancelled and of no further force or effect. In the event of any conflict between the terms of any Contract providing for any Company Option and this Agreement, the terms of this Agreement shall prevail. This Section 3.2 shall be deemed an amendment to any Contract providing for any Company Option for all intents and purposes.”
7.    Amendments to Section 3.5.
(a)    Section 3.5(a) of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“(a) Closing Consideration Payments. On the terms and subject to the conditions of this Agreement, including the provisions of Section 3.5(b) and the adjustment set forth in Section 4.1, in full consideration for the transfer (or cancellation, surrender or termination, as applicable, pursuant to Section 3.2 or Section 3.9) of all of the Company Securities to Buyer, immediately upon the Closing, Buyer shall (i) pay or cause to be paid to the Paying Agent (which, for the avoidance of doubt, will be the Trustee with respect to the 102 Options) for further distribution by the Paying Agent (pursuant to Section 3.5(e) with respect to the 102 Options) to each of the Securityholders their respective portion of (1) the Closing Cash Consideration, or (2) if Buyer exercises the Buyer Alternate Option, in Buyer’s sole and absolute discretion, the Alternate Closing Cash Consideration, in each case less the applicable Taxes and amounts required to be withheld pursuant to Section 3.6, and (ii) only to the extent Buyer exercises the Alternate Buyer Option, issue or cause to be issued to each Securityholder their respective portion of the Buyer Share Consideration, in each case, all in accordance with the Consideration Schedule. The Paying Agent shall distribute the Closing Cash Consideration or Alternate Closing Cash Consideration, as applicable, by initiating a bank wire transfer of immediately available funds to accounts designated in writing by the Securityholders. Buyer shall pay the Securityholder Representative’s Reserve Fund to the account specified by the Securityholder Representative to be utilized by the Securityholder Representative in accordance with this Agreement, including Section 11.5(h). In the event Buyer exercises the Alternate Buyer Option, Buyer shall also cause the Buyer Share Consideration to be issued to the Eligible Securityholders in accordance with their respective allocations in accordance with the Consideration Schedule (defined below), provided, that if one or more Securityholders are not Eligible Securityholders, (i) such Securityholders’ allocation of the Alternate Closing Cash Consideration shall be proportionally increased and they shall receive no portion of the Buyer Share Consideration, and (ii) the remaining Securityholders’ allocation of the Buyer Share Consideration shall be proportionally increased and their allocation of the Alternate Closing Cash Consideration shall be proportionally decreased.”
(b)    Section 3.5(b) of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“(b) Escrow. On the Closing Date and subject to the terms and conditions of this Agreement, including the provisions of Section 11.3 and Section 11.5, Buyer shall deposit or cause to be deposited with the Escrow Agent an amount in cash equal to the Indemnity Escrow Amount and an amount in cash equal to the Adjustment Escrow Amount, to be maintained as segregated accounts; provided, however, if (i) the Securityholder Representative fails or refuses to execute the Escrow Agreement or (ii) if a Securityholder fails to deliver the documentation reasonably required by the Escrow Agent with respect to “Know-Your-Customer” requirements, Buyer may elect in its sole discretion to in the event described under clause (i), treat the Indemnity Escrow Amount and the Adjustment Escrow Amount, or, in the event described under clause (ii), that portion of the Indemnity Escrow Amount and the Adjustment Escrow Amount that would otherwise be released to such Securityholder, as holdback amounts and retain the Indemnity Escrow Amount and the Adjustment Escrow Amount (or such portions thereof, as applicable), subject to disbursement to the Securityholders or relinquishment to Buyer consistent with the terms of this Agreement, in which case references herein to the Indemnity Escrow Amount or the Adjustment Escrow Amount, as applicable, shall refer to the amount so held back by Buyer, and references to the Indemnity Escrow Fund or the Adjustment Escrow Fund shall refer to the portion of the applicable holdback amount then remaining. The Securityholders’ respective Pro Rata Portions of the Indemnity Escrow Amount shall equal in the aggregate the Indemnity Escrow Amount. The Securityholders’ respective Pro Rata Portions of the Adjustment Escrow Amount shall equal in the aggregate the Adjustment Escrow Amount.”
(c)    Section 3.5(d) of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“(d) Additional Consideration Payment; Additional Indemnity Escrow Amount. The Securityholders shall be entitled to receive pursuant to Section 4.2(c) an amount equal to their Pro Rata Portion of the Adjusted Additional Consideration Amount. Buyer shall (i) deposit with the Escrow Agent the amount of Losses subject to pending indemnification claims that Buyer has made against the Additional Consideration Amount as identified on one or more Officer’s Certificate(s) delivered by Buyer to the Securityholder Representative and/or the Escrow Agent, as applicable, pursuant to Article XI (the “Additional Indemnity Escrow Amount”), which amount shall be added to and become a portion of the Indemnity Escrow Amount, and references herein to the Indemnity Escrow Fund shall be inclusive of the Additional Indemnity Escrow Amount, and (ii) deduct and retain any other amounts due and payable to any Buyer Indemnified Person pursuant to Article IV or Article XI of this Agreement. Buyer shall deposit the Additional Indemnity Escrow Amount with the Escrow Agent on the Additional Consideration Payment Date, to be included in the Indemnity Escrow Fund on the terms set forth herein. If (i) the Securityholder Representative fails or refuses to execute the Escrow Agreement or (ii) if a Securityholder fails to deliver the documentation reasonably required by the Escrow Agent with respect to “Know-Your-Customer” requirements, Buyer may elect in its sole discretion to in the event described under clause (i), treat the Additional Indemnity Escrow Amount, or, in the event described under clause (ii), that portion of the Additional Indemnity Escrow Amount that would otherwise be released to such Securityholder, as holdback amounts and retain the Additional Indemnity Escrow Amount (or such portions thereof, as applicable), subject to disbursement to the Securityholders or relinquishment to Buyer consistent with the terms of this Agreement, in which case references herein to the Additional Indemnity Escrow Amount shall refer to the amount so held back by Buyer, and references to the Indemnity Escrow Fund shall include the portion of the applicable holdback amount then remaining. Upon the contribution of the Additional Indemnity Escrow Amount to the Indemnity Escrow Fund, such amount shall be included in the Indemnity Escrow Fund, references to the Indemnity Escrow Fund or the Indemnity Escrow Amount herein shall be inclusive of such Additional Indemnity Escrow Amount, and the Securityholders’ respective Pro Rata Portions of the Indemnity Escrow Amount shall include the Securityholders’ respective Pro Rata Portions of the Additional Indemnity Escrow Amount, as determined in the Updated Consideration Schedule, if delivered pursuant to Section 4.2(c).”
(d)    The following Section 3.5(f) shall be added after Section 3.5(e) of the Original Purchase Agreement:
“(f) Alternate Buyer Option. At any time at least thirty (30) days prior to Closing, Buyer may elect to pay a portion of the Closing Consideration in Buyer Shares, in its sole discretion (such option, the “Alternate Buyer Option”), by delivery of a notice of such election to the Company in writing, subject to the following conditions: (i) the Buyer Shares shall be listed for trade on the New York Stock Exchange and there shall not be any uncured non-compliance with the continued listing requirements of the New York Stock Exchange and shall continue to be listed through the Closing, and (ii) the Buyer Shares issued to Securityholders pursuant to this Agreement shall be approved for issuance by the New York Stock Exchange, to the extent such approval may be required.”
8.    Amendments to Section 3.8. Section 3.8 of the Original Purchase Agreement is amended and restated in its entirety to read as follows:

“3.8 Consideration Schedule. No later than five (5) Business Days before the Closing, the Company shall deliver to Buyer and the Paying Agent a schedule (the “Consideration Schedule”) setting forth (i) the name, place of residence, and mailing address of each Securityholder; (ii) the number and class of the Company Securities held by each Securityholder, in each case as of immediately prior to the Closing; (iii) each Securityholder’s Pro Rata Portion of the Indemnity Escrow Amount and Adjustment Escrow Amount; (iv) each Securityholder’s share of the Closing Cash Consideration or Alternate Closing Cash Consideration, as applicable, payable to each such Securityholder with respect to their Company Securities and, to the extent Buyer elects to exercise the Alternate Buyer Option, Buyer Share Consideration issuable to each such Securityholder with respect to their respective Company Securities; (v) the amount payable with respect to the Company Options pursuant to Section 3.2, and (vi) the aggregate dollar amount contributed to the Securityholder Representative’s Reserve Fund by each Securityholder. Buyer may rely on the Consideration Schedule but in the event the Consideration Schedule contains an error which is identified by Buyer, Buyer may notify the Company and the Company shall update the Consideration Schedule as required in order to correct such error. The Paying Agent shall be responsible for the distribution of such amounts delivered by Buyer to the Paying Agent in accordance with the Consideration Schedule; provided, however, that if the Company refuses to update the Consideration Schedule to correct an error identified by Buyer, Buyer may instruct the Paying Agent of the error and the necessary correction, and Buyer’s instruction to the Paying Agent and the Paying Agent’s processing of such payment consistent with Buyer’s instruction to correct such error shall not constitute a breach of this Section 3.8. Upon (i) paying the Indemnity Escrow Amount and Adjustment Escrow Amount to the Escrow Agent and (ii) paying the Closing Cash Consideration or Alternate Closing Cash Consideration, as applicable, to the Paying Agent, Buyer shall have fulfilled its obligation to pay the Closing Cash Consideration or Alternate Closing Cash Consideration, as applicable, with respect to the Closing.”
9.    Amendments to Section 4.2(a). Section 4.2(a) of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“(a) Within sixty (60) days after the second anniversary of the Closing Date, Buyer shall cause to be prepared and delivered to the Securityholder Representative a statement (the “Additional Consideration Statement”) setting forth the calculation of the Additional Consideration Amount (the “Proposed Additional Consideration Amount”) and providing, in reasonable detail, the calculations used in calculating the Proposed Additional Consideration Amount.”
10.    Amendments to Article IX.
(a)    Section 9.14 of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“9.14 Restrictions on Other Share Transfers and Issuances. From the date of this Agreement through the earlier of the Closing or the termination of this Agreement, (a) the Securityholders will not sell, convey, transfer, gift or otherwise dispose of (a “Disposition”) any Shares or other Company Securities held by them, unless (i) such proposed transferee agrees to the terms and provisions of, and to be bound by, this Agreement by executing the Joinder and depositing its Share Transfer Instruments with the Company, pursuant to Section 9.13, and (ii) the Company gives notice to Buyer of each such transfer, and (b) the Company will not issue any Shares or other Company Securities other than (i) issuance of Shares or other Company Securities upon the exercise of Company Options in accordance with the terms of the Option Plan or other option plan adopted by the Company (collectively, such shares, the “Option Shares”), (ii) the grant of any Company Options, Shares or other securities that are exercisable or convertible into Shares pursuant to the Option Plan or other option plan adopted by the Company, (iii) issuance of Shares upon the exercise or conversion of Convertible Securities, or (iv) for bona fide financing purposes from existing Securityholders and their affiliates or otherwise under terms substantially similar to existing Convertible Securities; provided, however, that in each case if the recipient is not already bound by this Agreement as a Securityholder, the recipient thereof must execute a Joinder and deposit its Share Transfer Instruments with the Company, pursuant to Section 9.13, other than with respect to Option Shares issued upon exercise of Company Options outstanding at the Effective Time. The Company shall use best efforts pursuant to the Option Plan to compel the holders of Options Shares to sell their Option Shares to Buyer at Closing pursuant to the “bring along” provisions of the Restated Articles or a forced sale by Applicable Law, if the Parties are relying on the “bring along” provisions of the Company’s Articles of Association or a forced sale by Applicable Law to consummate the Acquisition.”
(b)    The following Sections 9.16, 9.17, and 9.18 shall be added after Section 9.15 of the Original Purchase Agreement:
“9.16 Securities Law Representations and Warranties. If, and only if, Buyer exercises the Alternate Buyer Option, Buyer shall make the representations and warranties set forth on Schedule 12 hereto to the Company and the Securityholders solely as of the Closing Date, and each Securityholder or holder of Company Options that is an Eligible Securityholder who is to receive a portion of the Buyer Share Consideration shall, as a condition precedent to receiving such Buyer Share Consideration, execute and deliver to Buyer a Certificate of Securities Law Representations and Warranties in the form of Exhibit F attached hereto.
9.17    Registration Statement. If, and only if, Buyer exercises the Alternate Buyer Option, Buyer shall file a registration statement on Form S-3 (if Buyer is then eligible to use Form S-3, or on another form if Buyer is not then eligible to use Form S-3) with the U.S. Securities and Exchange Commission (the “SEC”), providing for the resale of all Buyer Shares comprising the Buyer Share Consideration (the “Buyer Registration Statement”). Buyer shall bear its own costs of preparing the Buyer Registration Statement, but shall have no responsibility for costs or expenses incurred by the Eligible Securityholders. Buyer shall cause the Buyer Registration Statement to become effective under the Securities Act as of Closing if Buyer is then a “well-known seasoned issuer” (“WKSI”) or, if Buyer is not then a WKSI, Buyer shall file the Buyer Registration Statement within five (5) Business Days following Closing and use its best efforts to cause the Buyer Registration Statement to become effective soon as practicable thereafter. Buyer shall use its best efforts to keep the Buyer Registration Statement effective until the earlier of (i) three (3) years after its effective date or (ii) such date on which Eligible Securityholders no longer hold (directly or indirectly) any Buyer Shares issued hereunder. Schedule 13 contains additional agreements between the parties with respect to the Buyer Registration Statement.

9.18    Investment Manager. If, and only if, Buyer exercises the Alternate Buyer Option, the Company shall, at the Eligible Securityholders’ sole cost and expense, enter into an agreement with a third party investment manager (the “Investment Manager” and the “Investment Manager Agreement”, respectively) prior to the Closing, pursuant to which the Investment Manager shall hold Buyer Shares comprising the Buyer Share Consideration for the benefit of the Eligible Securityholders and shall be entitled to sell such Buyer Shares subject to the limitation on sale into the market such that the daily sales on the New York Stock Exchange of the Buyer Shares will not exceed 5% of the average daily trading volume over the thirty (30) calendar days prior to the sale. The Investment Manager shall act in accordance with the directions of the Company until the Closing, and, thereafter, in accordance with the directions of a representative appointed by Eligible Securityholders representing the Eligible Securityholders who hold at least a majority in interest in the Buyer Shares comprising the Buyer Share Consideration held by the Eligible Securityholders.”
11.    Amendments to Section 10.4. A new Section 10.4(g) shall be added after Section 10.4(f) of the Original Purchase Agreement and read as follows:
“(g) To the extent Buyer elects to exercise the Alternate Buyer Option, Buyer shall issue or shall cause the issuance of the Buyer Share Consideration, at the Closing, to the Investment Manager for the benefit of each Securityholder or holder of Company Options who is an Eligible Securityholder in accordance with the Consideration Schedule.”
12.    Amendment to Section 11.3(a)(i). Section 11.3(a)(i) of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“(i) Indemnity Escrow Fund. On or prior to the Closing Date, Buyer shall deposit with the Escrow Agent an amount in cash equal to the Indemnity Escrow Amount, and on the Additional Consideration Payment Date, Buyer shall deposit with the Escrow Agent an amount in cash equal to the Additional Indemnity Escrow Amount, consisting of each Securityholder’s Pro Rata Portion of the Indemnity Escrow Amount and each Securityholder’s Pro Rata Portion of the Additional Indemnity Escrow Amount (which amounts shall be set forth in the Consideration Schedule or, if delivered pursuant to Section 4.2(c), the Updated Consideration Schedule) and shall confirm such deposit in writing with the Escrow Agent, which notice shall confirm the Closing Date or the Additional Consideration Payment Date, as applicable. Buyer shall pay fifty percent (50%) of the administrative fees and expenses of the Escrow Agent in connection with the Indemnity Escrow Amount, and the remainder of the administrative fees and expenses of the Escrow Agent in connection therewith will be treated as Excess Adjustment Items of the Company in accordance with Section 9.5(b) and Section 11.2(a)(v). The aggregate contributions of the Securityholders’ respective Pro Rata Portion of the Indemnity Escrow Amount shall equal (i) as of the Closing Date, the Indemnity Escrow Amount and (ii) as of the Additional Consideration Payment Date, the Indemnity Escrow Amount (including the Additional Consideration Escrow Amount). Such deposit of the Indemnity Escrow Amount as of the Closing Date and, following the Additional Consideration Payment Date, the Additional Indemnity Escrow Amount, together with all interest and earnings thereon, shall constitute an escrow fund (the “Indemnity Escrow Fund”) to be governed solely by the terms of the Escrow Agreement. The Indemnity Escrow Fund shall be partial security for the indemnity obligations provided for in Section 11.2(a) and for any other amounts due and payable to any Buyer Indemnified Person pursuant to Article IV or Article XI of this Agreement, subject to the limitations in this Agreement, including Section 11.6, and the Indemnity Escrow Fund shall be available to compensate the Buyer Indemnified Persons for any claims by such Buyer Indemnified Persons for any Losses for which they are entitled to recovery under this Article XI, subject to the limitations in this Agreement. Interest in the Indemnity Escrow Fund may not be sold, exchanged, transferred or otherwise disposed of, other than by the laws of descent and distribution or succession, and any transfer in violation of this Section 11.3(a) shall be null and void. Notwithstanding the foregoing, (x) if the Securityholder Representative fails or refuses to execute the Escrow Agreement or (y) if a Securityholder fails to deliver the documentation reasonably required by the Escrow Agent with respect to “Know-Your-Customer” requirements, Buyer may elect in its sole discretion to in the event described under clause (x), treat the Indemnity Escrow Amount, or, in the event described under clause (y), that portion of the Indemnity Escrow Amount that would otherwise be released to such Securityholder, as a holdback amount and retain the Indemnity Escrow Amount (or such portion thereof, as applicable), subject to disbursement to the Securityholders or relinquishment to Buyer consistent with the terms of this Agreement, in which case references herein to the Indemnity Escrow Amount shall refer to the amount so held back by Buyer, and references to the Indemnity Escrow Fund shall refer to the portion of the Indemnity Escrow Amount then remaining.”
13.    Amendments to Section 13.1.
(a)    Section 13.1(a) of the Original Purchase Agreement is amended and restated in its entirety to read as follows:
“(a)    if to Buyer (or to Buyer’s Affiliate, if Buyer elects in its discretion to have the Buyer Option exercised by such Affiliate), to:
Artivion, Inc.
1655 Roberts Blvd.
Kennesaw, GA 30144
U.S.A.
Attention: General Counsel
Email address:

with a copy (which shall not constitute notice) to:

Perkins Coie LLP
405 Colorado Street, Suite 1700
Austin, TX 78701-0089 U.S.A.
Attention: Andrew Smetana
Facsimile No. and email address: (737) 256.6300; ”
(b)    References to “Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.” in Sections 13.1(b) and (c) of the Original Purchase Agreement are amended to refer to “Goldfarb, Gross, Seligman & Co.”.

14.    Full Force and Effect. Except as expressly amended hereby, all other terms of the Original Purchase Agreement (as amended hereby) shall continue in full force and effect. Without limiting the foregoing, the terms of Article XIII of the Original Purchase Agreement (as amended hereby) shall apply to this Amendment as if fully set forth herein.
15.    Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same Contract and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Securities Purchase Agreement as of the date first written above.

ENDOSPAN LTD.

By:    /s/ Kevin Mayberry
Name:    Kevin Mayberry
Title:    CEO

SIGNATURE PAGE TO AMENDMENT NO.1 TO SECURITIES PURCHASE OPTION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Securities Purchase Agreement as of the date first written above.

ARTIVION, INC.

By:    /s/ J. Patrick Mackin
Name:    J. Patrick Mackin
Title:    Chairman, President and CEO

SIGNATURE PAGE TO AMENDMENT NO.1 TO SECURITIES PURCHASE OPTION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Securities Purchase Agreement as of the date first written above.

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Securityholder Representative
By:    /s/ Michelle Kirkpatrick
Name:    Michelle Kirkpatrick
Title:    Executive Director

SIGNATURE PAGE TO AMENDMENT NO.1 TO SECURITIES PURCHASE OPTION AGREEMENT

Schedule 12
Buyer Securities Law Representations and Warranties
1.    Authority. Buyer has all requisite power and authority to issue the Buyer Share Consideration in accordance with the terms of that certain Securities Purchase Option Agreement dated as of September 11, 2019, as amended to date (the “Agreement”). Defined terms used herein have the meaning ascribed to each such term in the Agreement. The issuance of the Buyer Share Consideration has been duly authorized by all necessary action on the part of Buyer, and no further action is required on the part of Buyer, Buyer’s Board of Directors or its shareholders.
2.    No Conflicts. The issuance of the Buyer Share Consideration does not and will not contravene any provision of (a) applicable Law, (b) the articles of organization or by-laws of Buyer, or (c) any Contract binding upon Buyer or any of its Subsidiaries that is material to Buyer and its Subsidiaries, taken as a whole.
3.    Governmental Consents. No consent, approval, order or authorization of, or qualification with, any Governmental Authority is required by, or with respect to, Buyer in connection with the issuance of the Buyer Share Consideration, except for such consents, approvals, authorizations, orders or qualifications (a)    which have already been obtained and are in full force and effect, or (b) which may be required by the securities or Blue Sky Laws of the various states in connection with the offer and sale of the Buyer Share Consideration.
4.    Issuance of the Buyer Share Consideration. The issuance of the shares of Buyer Shares comprising the Buyer Share Consideration has been duly authorized and such shares, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Securityholders in this Agreement, the Buyer Share Consideration will be issued in compliance with an exemption from the registration requirements of the Securities Act and applicable “blue sky” Laws. The Buyer Share Consideration will not be subject to any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort or any other rights of third parties other than those created as a result of the Eligible Securityholder’s actions.
5.    Available Consideration. Buyer has available to it as of the Closing Date, sufficient authorized and unissued Buyer Shares necessary for the issuance and payment of the Buyer Share Consideration.
6.    Securities Law Matters.
(a)    On the condition that the representations and warranties of each Securityholder and holder of Company Options set forth in their respective Certificate of Securities Law Representations and Warranties are accurate, no registration under the Securities Act is required for the offer and issuance by Buyer of the Buyer Shares comprising the Buyer Share Consideration pursuant to this Agreement.
(b)    Neither Buyer nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Buyer Share Consideration or will issue any securities in a manner such that such issuance would be integrated with the issuance of the Buyer Share Consideration and cause Buyer to be unable to rely upon applicable securities exemptions under Regulation D and/or Regulation S.

Schedule 13
Additional Provisions Related to the Buyer Registration Statement
(a)    Indemnification by Buyer. To the extent permitted by law, Buyer will indemnify and hold harmless the Eligible Securityholders and their respective officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls the Eligible Securityholders (within the meaning of the Securities Act), against any losses, claims, damages, liabilities, and expenses (including reasonable attorney fees), joint or several, to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, or other federal or state law, insofar as they arise from or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained or required to be contained, respectively, in the Buyer Registration Statement or any related prospectus or any amendment or supplement thereof; (ii) any blue sky application or other document executed by Buyer specifically for that purpose or based upon written information furnished by Buyer filed in any state or other jurisdiction in order to qualify any or all of the Buyer Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by Buyer or its agents of any rule or regulation promulgated under the Securities Act applicable to Buyer or its agents and relating to action or inaction required of Buyer in connection with such registration; or (v) any failure to register or qualify the Buyer Shares included in the Buyer Registration Statement in any state where Buyer or its agents has affirmatively undertaken or agreed in writing that Buyer will undertake such registration or qualification on the Eligible Securityholder’s behalf and will pay the Eligible Securityholders and their respective officers, directors or members and its controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense results from an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Eligible Securityholders or any of its controlling persons in writing specifically for use in such registration statement or prospectus.
(b)    Indemnification by the Eligible Securityholders. To the extent permitted by law, the Eligible Securityholders severally but not jointly agrees to indemnify and hold harmless, to the fullest extent permitted by law, Buyer, its directors, officers, employees, agents, stockholders and each person who controls Buyer (within the meaning of the Securities Act), and the directors, officers, employees and agents of such controlling person, against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees) insofar as they arise from or are based upon any untrue statement of a material fact or any omission of a material fact required to be stated in the Buyer Registration Statement or any related prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished by the Eligible Securityholders to Buyer in writing specifically for inclusion in the Buyer Registration Statement or related prospectus or amendment or supplement thereto. In no event shall the liability of the Eligible Securityholders be greater in amount than the dollar amount of the proceeds (net of selling expenses paid by the Eligible Securityholder) received by the Eligible Securityholders upon the sale of the Buyer Shares included in the Buyer Registration Statement giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by such Eligible Securityholder.
Schedule 13

(c)    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(d)    Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Eligible Securityholders be greater in amount than the dollar amount of the proceeds (net of all selling expenses paid by such holder) received by it upon the sale of the Buyer Shares giving rise to such contribution obligation.
Schedule 13

Exhibit F
Certificate of Securities Law Representations and Warranties
This Certificate of Securities Law Representations and Warranties (this “Certificate”) is provided by the undersigned in connection with that certain Securities Option Purchase Agreement by and among Artivion, Inc., a Delaware corporation (“Buyer”), Endospan Ltd., an Israeli corporation (the “Company”), the securityholders of the Company listed on Schedule 1 thereto (together with any additional holder of Company Securities that becomes a party to such Agreement by executing and delivering a Joinder pursuant to Section 9.13(a) thereof, the “Securityholders”), and Shareholder Representative Services LLC, solely in its capacity as the representative, agent and attorney-in-fact of the Securityholders pursuant to Section 11.5 (the “Securityholder Representative”), dated as of September 11, 2019 (as may be amended from time to time, the “Agreement”). Capitalized terms used but not defined in this Certificate have the meanings ascribed them in the Agreement.
1.    Securities Law Representations and Warranties. The undersigned hereby represents and warrants to, and covenants and agrees with, Buyer, as of the Closing Date, as set forth below:
(a)    The undersigned has (i) conducted his/her/its own independent review and analysis of the business, assets, condition and operations of Buyer and its Affiliates, (ii) received all documents, books and records pertaining to Buyer and its Affiliates that they have requested and (iii) had reasonable opportunity to ask questions and receive answers concerning Buyer and its Affiliates and all such questions have been answered to such their satisfaction.
(b)    The undersigned: (i) is acquiring the Buyer Shares issued to him, her or it pursuant to the Agreement for his/her/its own account as an investment and not with a view to sell, transfer or otherwise distribute all or any part thereof to any other Person in any transaction that would constitute a “distribution” within the meaning of the Securities Act; (ii) acknowledges that he/she/it can bear the economic risk of their investment in the Buyer Shares and has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of an investment in the Buyer Shares taking into account Buyer’s representations, warranties and agreements hereunder; (iii) he/she/it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act of 1933 (the “Securities Act”) or is not a “U.S. Person” as such term is defined in Regulation S of the Securities Act; (iv) he/she/it understands that neither the offer nor sale of the Buyer Shares has been registered pursuant to the Securities Act or any applicable state securities Laws, that all of the Buyer Shares is subject to substantial restrictions on transfer, that all of the Buyer Shares will be characterized as “restricted securities” under federal securities Laws, and that, under such Laws and applicable regulations, none of such Buyer Shares can be sold or otherwise disposed of without registration under the Securities Act or an exemption thereunder; and (v) such Securityholder understands that, in issuing the Buyer Shares to the undersigned, Buyer is relying upon, among other things, the representations and warranties of the undersigned in this Section 1.b. in concluding that such issuance is a “private offering” and is exempt from the registration requirements of the Securities Act. If the undersigned is not an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act, the undersigned acknowledges that any Buyer Shares issued to the undersigned in reliance on Regulation S or other exemptions from securities registration may be subject
F-1

to additional restrictions, including transfer restrictions during a distribution compliance period and applicable stock certificate legends referring to Regulation S, it being understood that such restrictions will no longer apply (and the applicable stock certificate legends shall be removed) at such time as the Buyer Registration Statement contemplated by Section 9.17 of this Agreement has been declared effective by the SEC.
(c)    The undersigned has had the opportunity to consult with his/her/its own Tax and other advisors with respect to the consequences of the transactions contemplated by the Agreement (including the disposition of the Company Securities and the receipt or ownership, directly or indirectly, of Buyer Shares issued to the undersigned pursuant to this Agreement), including the Tax consequences under Applicable Tax Laws of any applicable Governmental Authority and the possible effects of changes in such Applicable Tax Laws, and the undersigned is relying solely upon the advice of his/her/its own advisors in evaluating such consequences; and none of the Company, Buyer, their respective Affiliates, their respective successors, beneficiaries, heirs and assigns, or their respective past and present Representatives, makes or has made any representations or warranties to the undersigned regarding the Tax consequences of the transactions contemplated by this Agreement under the Applicable Tax Laws of any applicable Governmental Authority and the possible effects of changes in such Applicable Tax Laws.
(d)    The undersigned is located in or is a resident of, and the offer and sale of the Buyer Shares issued to such Securityholder pursuant to this Agreement occurred in, the state or other jurisdiction set forth below the undersigned’s name on the signature page below, and no acts in furtherance of such issuance were conducted by the undersigned in any other state or jurisdiction.
(e)    THE UNDERSIGNED ACKNOWLEDGES THAT HE/SHE/IT HAS, WITHOUT RELIANCE ON BUYER (EXCEPT WITH RESPECT TO THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER SET FORTH IN THE AGREEMENT), MADE HIS/HER/ITS OWN INQUIRY AND INVESTIGATION INTO, AND, BASED THEREON, HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING (I) BUYER, (II) THE BUYER SHARES, (III) THE FINANCIAL CONDITION, PROSPECTS AND PROPERTIES OF BUYER AND (IV) THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT; AND THAT THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY BUYER ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT AND IN ANY CERTIFICATE DELIVERED AT CLOSING BY BUYER PURSUANT TO THIS AGREEMENT.
F-2

This Certificate of Securities Law Representations and Warranties is executed and delivered on this      day of         , 20    .
Without limiting the foregoing, the undersigned certifies that he/she/it is an “Eligible Securityholder” as either (check one):
☐    An “accredited investor” as such term in defined in Rule 501 under Regulation D under the Securities Act;
☐    A non-“U.S. person” as such term is defined in Rule 902(k) under Regulation S under the Securities Act; or
☐    Otherwise, an “Eligible Securityholder” who qualifies to receive Buyer Shares pursuant to an exemption from applicable securities regulation requirements (additional details will be required to verify if this box is checked).

If an Entity: Name of Entity Type of Entity Signature of Person Signing Print or Type Name and Title of Person Signing Address: Email: Facsimile No.:	If an Individual: Signature Print or Type Name

SIGNATURE PAGE TO CERTIFICATE OF SECURITIES LAW REPRESENTATIONS AND WARRANTIES